UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2005

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2005, the Compensation Committee of the Board of Directors (the "Committee") of RealNetworks, Inc. (the "Company") approved cash bonus awards to certain executive officers of the Company. In November 2005, Roy Goodman, the Company's Senior Vice President, Chief Financial Officer and Treasurer, will receive a cash bonus award of $50,000, and Michael Schutzler, the Company's Senior Vice President, Media Business, will receive a cash bonus award of $25,000.

The Committee also approved a revised relocation arrangement for Sid Ferrales, the Company's Senior Vice President, Human Resources, pursuant to which the Company will engage a third party relocation firm to purchase Mr. Ferrales' principal residence located in Austin, Texas. The Company will pay fees and expenses related to the relocation company's purchase and sale of the residence, including any loss on the sale incurred by the relocation company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

November 9, 2005	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. VP, Legal and Business Affairs, General Counsel and Corp. Secretary